BY-LAWS

OF

NUVEEN NON-LEVERAGED CLOSED-END MUNICIPAL FUNDS

ORGANIZED AS

MASSACHUSETTS BUSINESS TRUSTS

(Amended and Restated as of November 18, 2009)

ARTICLE I

DECLARATION OF TRUST

AND

OFFICES

Section 1.1. The Trust; Declaration of Trust. These are the By-Laws of each Nuveen Non-Leveraged Closed-End Municipal Fund listed on Exhibit A, each a Massachusetts business trust established by its own Declaration of Trust (each such fund being referred to individually as the “Trust”). The Trust shall be subject to the Declaration of Trust, as from time to time in effect (the “Declaration of Trust”).

Section 1.2. Registered Agent. The registered agent of the Trust in the Commonwealth of Massachusetts shall be CT Corporation System, 150 Federal Street, Boston, Massachusetts, or such other agent as may be fixed by the Board of Trustees.

Section 1.3 Other Offices. The Trust may have such other offices and places of business within or without the Commonwealth of Massachusetts as the Board of Trustees shall determine.

ARTICLE II

SHAREHOLDERS

Section 2.1. Place of Meetings. Meetings of the Shareholders may be held at such place or places within or without the Commonwealth of Massachusetts as shall be fixed by the Board of Trustees and stated in the notice of the meeting.

Section 2.2. Regular Meeting. Regular meetings of the Shareholders for the election of Trustees and the transaction of such other business as may properly come before the meeting shall be held on an annual or other less frequent periodic basis at such date and time as the Board of Trustees by resolution shall designate, except as otherwise required by applicable law.

Section 2.3. Special Meeting. Special meetings of the Shareholders for any purpose or purposes may be called by the Chairman of the Board, the Chief Administrative Officer or at least sixty-six and two-thirds percent (66 2/3%) of the Trustees, and must be called at the written request, stating the purpose or purposes of the meeting, of Shareholders entitled to cast at least l0 percent of all the votes entitled to be cast at the meeting.

Section 2.4. Notice of Meetings. Notice of all meetings stating the time, place and the purpose or purposes of the meeting, shall be delivered to each Shareholder not less than ten (10) nor more than ninety (90) days prior to the meeting, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of the adjournment. For any matter to be properly before any regular or special meeting, the matter must be (i) specified in the notice of meeting given by or at the direction of the Chairman of the Board, the Chief Administrative Officer or at least sixty-six and two-thirds percent (66 2/3%) of the Trustees or (ii) brought before the meeting by a Shareholder in the manner specified in Section 2.5 of these By-Laws.

Section 2.5 Requirements for Matters to be Considered. (a) With the exception of Shareholder nominations for Trustee and Shareholder proposals submitted in accordance with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor provision thereto), only matters proposed by the Chairman of the Board, the Chief Administrative Officer or at least sixty-six and two-thirds percent (66 2/3%) of the Trustees may be included in the Trust’s proxy materials.

(b) In addition to any other requirements under applicable law and the Declaration of Trust and these By-Laws, any proposal to elect any person nominated by Shareholders for election as Trustee and any other proposals by Shareholders may only be brought before a regular meeting if timely written notice (the “Shareholder Notice”) is provided to the Secretary. Unless a greater or lesser period is required under applicable law, to be timely, the Shareholder Notice must be delivered to or mailed and received at the principal executive offices of the Trust not less than forty-five (45) days nor more than sixty (60) days prior to the first anniversary date of the date on which the Trust first mailed its proxy materials for the prior year’s annual meeting; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before the first anniversary date of the annual meeting for the preceding year and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Annual Meeting Date”), such Shareholder Notice must be given in the manner provided herein by the later of the close of business on (i) the date forty-five (45) days prior to such Other Annual Meeting Date or (ii) the tenth (10th) business day following the date such Other Annual Meeting Date is first publicly announced or disclosed.

Any Shareholder desiring to nominate any person or persons (as the case may be) for election as a Trustee or Trustees of the Trust shall deliver, as part of such Shareholder Notice: (i) a statement in writing setting forth (A) the name, age, date of birth, business address, residence address and nationality of the person or persons to be nominated; (B) the class or series and number of all Shares of the Trust owned of record or beneficially by each such person or persons, as reported to such Shareholder by such nominee(s); (C) any other information regarding each such person required by paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K or paragraph (b) of Item 22 of Rule 14a-101 (Schedule 14A) under the Exchange Act (or any successor provision thereto); (D) any other information regarding the person or persons to be nominated that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of Trustees pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (E) whether such Shareholder believes any nominee is or will be an “interested person” of the Trust (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) and, if not an “interested person,” information regarding each nominee that will be sufficient for the Trust to make such determination; and (ii) the written and signed consent of the person or persons to be nominated to be named as nominees and to serve as Trustees if elected. In addition, the Trustees may require any proposed nominee to furnish such other information as they may reasonably require or deem necessary to determine the eligibility of such proposed nominee to serve as a Trustee.

Without limiting the foregoing, any Shareholder who gives a Shareholder Notice of any matter proposed to be brought before a Shareholder meeting (whether or not involving nominees for Trustees) shall deliver, as part of such Shareholder Notice: (i) the description of and text of the proposal to be presented; (ii) a brief written statement of the reasons why such Shareholder favors the proposal; (iii) such Shareholder’s name and address as they appear on the Trust’s books; (iv) any other information relating to the Shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies with respect to the matter(s) proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (v) the class or series and number of all Shares of the Trust beneficially owned and of record by such Shareholder; (vi)

any material interest of such Shareholder in the matter proposed (other than as a Shareholder); (vii) a representation that the Shareholder intends to appear in person or by proxy at the Shareholder meeting to act on the matter(s) proposed; (viii) if the proposal involves nominee(s) for Trustees, a description of all arrangements or understandings between the Shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the Shareholder; and (ix) in the case of a Shareholder (a “Beneficial Owner”) that holds Shares entitled to vote at the meeting through a nominee or “street name” holder of record, evidence establishing such Beneficial Owner’s indirect ownership of, and entitlement to vote, Shares at the meeting of Shareholders. As used in this Section 2.5, Shares “beneficially owned” shall mean all Shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act.

(c) For purposes of this Section 2.5, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, in a document publicly filed by the Trust with the Securities and Exchange Commission, or in a Web site accessible to the public maintained by the Trust or by its investment adviser.

(d) In no event shall an adjournment or postponement (or a public announcement thereof) of a meeting of Shareholders commence a new time period (or extend any time period) for the giving of notice as provided in this Section 2.5.

(e) The person presiding at any annual or special meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 2.5 and, if not so given, shall direct and declare at the meeting that such nominees and other matters shall not be considered.

(f) Notwithstanding anything to the contrary in this Section 2.5 or otherwise in these By-Laws, unless required by applicable law, no matter shall be considered at or brought before any annual or special meeting unless such matter has been deemed a proper matter for Shareholder action by the Chairman of the Board, the Chief Administrative Officer or at least sixty-six and two-thirds percent (66 2/3%) of the Trustees.

Section 2.6. Quorum and Action. (a) The holders of a majority of the voting power of the shares of beneficial interest of the Trust (the “Shares”) entitled to vote at a meeting are a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the Shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of Shareholders originally present leaves less than the proportion or number otherwise required for a quorum. Notwithstanding the foregoing, when the holders of Preferred Shares are entitled to elect any of the Trust’s Trustees by class vote of such holders, the holders of 33 1/3% of the Shares entitled to vote at a meeting shall constitute a quorum for the purpose of such an election.

(b) The Shareholders shall take action by the affirmative vote of the holders of a majority, except in the case of the election of Trustees which shall only require a plurality, of the voting power of the Shares present and entitled to vote at a meeting of Shareholders at which a quorum is present, except as may be otherwise required by the 1940 Act, the Declaration of Trust, any resolution of the Trustees which authorizes the issuance of Preferred Shares or the written statement setting forth the relative rights and preferences of the Preferred Shares.

Section 2.7. Voting. At each meeting of the Shareholders, every, holder of Shares then entitled to vote may vote in person or by proxy and, except as otherwise provided by the 1940 Act, the Declaration of Trust or any resolution of the Trustees which authorizes the issuance of Preferred Shares, shall have one vote for each Share registered in his name.

Section 2.8. Proxy Representation. A Shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the Trust at or before the meeting at which the appointment is to be effective. The placing of a Shareholder’s name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures which are reasonably designed to verify that such instructions have been authorized by such Shareholder, shall constitute execution of such proxy by or on behalf of such Shareholder. The appointment of a proxy is valid for eleven months, unless a longer period is expressly provided in the appointment. No appointment is irrevocable unless the appointment is coupled with an interest in the Shares or in the Trust. Any copy, facsimile telecommunication or other reliable reproduction of a proxy may be substituted for or used in lieu of the original proxy for any and all purposes for which the original proxy could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original proxy.

Section 2.9. Adjourned Meetings. Any meeting of Shareholders may by announcement by the person presiding thereat, be adjourned to a designated time and place by the vote of the holders of a majority of the Shares present and entitled to vote thereon with respect to the matter to be adjourned whether or not a quorum is so present. An adjourned meeting may reconvene as designed, and when a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.10. Action by Written Consent in Lieu of Meeting of Shareholders. See Section 6.3 of these By-Laws.

ARTICLE III

TRUSTEES

Section 3.1. Qualifications, Number, Vacancies and Classes. (a) Each Trustee shall be a natural person. A Trustee need not be a Shareholder, a citizen of the United States, or a resident of the Commonwealth of Massachusetts. The number of Trustees of the Trust and the filling of vacancies shall be as provided in the Declaration of Trust.

(b) The Trustees shall be classified by resolution into the following three classes to be elected by the holders of the outstanding Common Shares and outstanding Preferred Shares, if any, voting together as a single class, each to serve for three year terms (with the exception of the initial appointment or election of Trustees as provided below): Class I, Class II and Class III. Upon their initial election or appointment, such resolution electing or appointing the Trustees shall designate the Class of Trustees designated to serve for a term expiring at the first succeeding annual meeting subsequent to their election, the Class of Trustees designated to serve for a term expiring at the second succeeding annual meeting subsequent to their election, and the Class of Trustees designated to serve for a term expiring at the third succeeding annual meeting subsequent to their election. At each subsequent annual meeting, the Trustees chosen to succeed those whose terms are expiring shall be identified as being of the same class as the Trustees whom they succeed and shall be elected for a term expiring at the time of the third succeeding annual meeting subsequent to their election or thereafter in each case when their respective successors are elected and qualified.

(c) The Trustees shall only be elected at annual meetings, except as provided in the Declaration of Trust.

Section 3.2. Powers. The business and affairs of the Trust shall be managed under the direction of the Board of Trustees. All powers of the Trust may be exercised by or under the authority of the Board of Trustees, except those conferred on or reserved to the Shareholders by statute, the Declaration of Trust or these By-Laws.

Section 3.3. Investment Policies. It shall be the duty of the Board of Trustees to ensure that the purchase, sale, retention and disposal of portfolio securities and the other investment practices of the Trust are at all times consistent with the investment objectives, policies and restrictions with respect to securities investments and otherwise of the Trust filed from time to time with the Securities and Exchange Commission and as required by the 1940 Act, unless such duty is delegated to an investment adviser pursuant to a written contract, as provided in the Declaration of Trust. The Trustees, however, may delegate the duty of management of the assets of the Trust and may delegate such other of their powers and duties to the Executive Committee or any other committee, or to an individual or corporate investment adviser to act as investment adviser or subadviser pursuant to a written contract.

Section 3.4. Meetings. Regular meetings of the Trustees may be held without notice at such times as the Trustees shall fix. Special meetings of the Trustees may be called by the Chairman of the Board or the Chief Administrative Officer, and shall be called at the written request of two or more Trustees. Unless waived by each Trustee, three days’ notice of special meetings shall be given to each Trustee in person, by mail, by telephone, or by telegram or cable, or by any other means that reasonably may be expected to provide similar notice. Notice of special meetings need not state the purpose or purposes thereof. Meetings of the Trustees may be held at any place within or outside the Commonwealth of Massachusetts. A conference among Trustees by any means of communication through which the Trustees may simultaneously hear each other during the conference constitutes a meeting of the Trustees or of a committee of the Trustees, if the notice requirements have been met (or waived) and if the number of Trustees participating in the conference would be sufficient to constitute a quorum at such meeting. Participation in such meeting by that means constitutes presence in person at the meeting.

Section 3.5. Quorum and Action. A majority of the Trustees currently holding office, or in the case of a meeting of a committee of the Trustees, a majority of the members of such committee, shall constitute a quorum for the transaction of business at any meeting. If a quorum is present when a duly called or held meeting is convened, the Trustees present may continue to transact business until adjournment, even though the withdrawal of a number of Trustees originally present leaves less than the proportion or number otherwise required for a quorum. At any duly held meeting at which a quorum is present, the affirmative vote of the majority of the Trustees present shall be the act of the Trustees or the committee, as the case may be, on any question, except where the act of a greater number is required by these By-Laws or by the Declaration of Trust.

Section 3.6. Action by Written Consent in Lieu of Meetings of Trustees. See Section 6.3 of these By-Laws.

Section 3.7. Committees. The Trustees, by resolution adopted by the affirmative vote of a majority of the Trustees, may designate from their members an Executive Committee, an Audit Committee (whose function shall be to advise the Trustees as to the selection of and review of the work of the independent public accountants of the Trust) and any other committee or committees, each such committee to consist of two or more Trustees and to have such powers and authority (to the extent permitted by law) as may be provided in such resolution. Any such committee may be terminated at any time by the affirmative vote of a majority of the Trustees.

ARTICLE IV

OFFICERS

Section 4.1. Number and Qualifications. The officers of the Trust shall include a Chief Administrative Officer, a Controller, one or more Vice Presidents (one of whom may be designated Executive Vice President), a Treasurer, and a Secretary. Any two or more offices may be held by the same person. Unless otherwise determined by the Trustees, each officer shall be appointed by the Trustees for a term which shall continue until the meeting of the Trustees following the next regular meeting of Shareholders and until his successor shall have been duly elected and qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these By-Laws. The Trustees may from time to time elect, or delegate to the Chairman of the Board or the Chief Administrative Officer, or both, the power to appoint, such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) and such agents as may be necessary or desirable for the business of the Trust. Such other officers shall hold office for such terms as may be prescribed by the Trustees or by the appointing authority. The Chairman of the Board is not deemed to be an officer of the Corporation by virtue of serving as Board Chair.

Section 4.2. Resignations. Any officer of the Trust may resign at any time by giving written notice of his resignation to the Trustees, the Chairman of the Board, the Chief Administrative Officer or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.3. Removal. An officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the Trustees present at a duly convened meeting of the Trustees.

Section 4.4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause, may be filled for the unexpired portion of the term by the Trustees, or in the manner determined by the Trustees.

Section 4.5. The Chairman of the Board. The Chairman of the Board shall be elected from among the Trustees. He shall:

(a) when present, preside at all meetings of the Trustees and of the Shareholders;

(b) see that all orders and resolutions of the Trustees are carried into effect; and

(c) maintain records of and, whenever necessary, certify all proceedings of the Trustees and the Shareholders.

In the absence of the Chief Administrative Officer or in the event of his disability, or inability to act or to continue to act, the Chairman of the Board shall perform the duties of the Chief Administrative Officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Administrative Officer.

Section 4.6. The Chief Administrative Officer. The Chief Administrative Officer shall be the chief executive and operating officer of the Trust and, subject to the Chairman of the Board, he shall have general authority over and general management and control of the business and affairs of the Trust. In general, he shall discharge all duties incident to the office of the chief executive and operating officer of the Trust and such other duties as may be prescribed by the Trustees from time to time. The Chief Administrative Officer shall be authorized to do or cause to be done all things necessary or appropriate, including preparation, execution and filing of any documents, to effectuate the registration from time to time of the Common Shares or Preferred Shares of the Trust with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. He shall perform all duties incident to the office of Chief Administrative Officer and such other duties as from time to time may be assigned to him by the Trustees or by these By-Laws. Despite the fact that he/she is not a Trustee, in the absence of the Chairman of the Board or in the event of his disability, or inability to act or to continue to act, the Chief Administrative Officer shall perform the duties of the Chairman of the Board and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board.

Section 4.7. Executive Vice-President. In the case of the absence or inability to act of the Chief Administrative Officer and the Chairman of the Board, the Executive Vice-President shall perform the duties of the Chief Administrative Officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Administrative Officer. The Executive Vice-President shall perform all duties incident to the office of Executive Vice-President and such other duties as from time to time may be assigned to him by the Trustees, the Chief Administrative Officer or these By-Laws.

Section 4.8. Vice Presidents. Each Vice-President shall perform all such duties as from time to time may be assigned to him by the Trustees, the Chairman of the Board or the Chief Administrative Officer.

Section 4.9. Controller. The Controller shall:

(a) keep accurate financial records for the Trust;

(b) render to the Chairman of the Board, the Chief Administrative Officer and the Trustees, whenever requested, an account of all transactions by and of the financial condition of the Trust; and

(c) in general, perform all the duties incident to the office of Controller and such other duties as from time to time may be assigned to him by the Trustees, the Chairman of the Board or the Chief Administrative Officer.

Section 4.10. Treasurer. The Treasurer shall:

(a) have charge and custody of, and be responsible for, all the funds and securities of the Trust, except those which the Trust has placed in the custody of a bank or trust company pursuant to a written agreement designating such bank or trust company as custodian of the property of the Trust, as required by Section 6.6 of these By-Laws;

(b) deposit all money, drafts, and checks in the name of and to the credit of the Trust in the banks and depositories designated by the Trustees;

(c) endorse for deposit all notes, checks, and drafts received by the Trust making proper vouchers therefor:

(d) disburse corporate funds and issue checks and drafts in the name of the Trust, as ordered by the Trustees; and

(e) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Trustees, the Chairman of the Board or the Chief Administrative Officer.

Section 4.11. Secretary. The Secretary shall:

(a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Trustees, the committees of the Trustees and the Shareholders;

(b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by statute;

(c) be custodian of the records of the Trust;

(d) see that the books, reports, statements, certificates and other documents and records required by statute to be kept and filed are properly kept and filed; and

(e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees, the Chairman of the Board or the Chief Administrative Officer.

Section 4.12. Salaries. The salaries of all officers shall be fixed by the Trustees and the Trustees have the authority by majority vote to reimburse expenses and to establish reasonable compensation of all Trustees for services to the Trust as Trustees, officers, or otherwise.

ARTICLE V

SHARES

Section 5.1. Share Certificates. No certificates representing Common or Preferred Shares shall be issued except as the Trustees may otherwise authorize.

Section 5.2. Books and Records; Inspection. The Trust shall keep at its principal executive office, or at another place or places within the United States determined by the Trustees, a share register not more than one year old, containing the names and addresses of the shareholders and the number of Shares held by each Shareholder. The Trust shall also keep, at its principal executive office, or at another place or places within the United States determined by the Trustees, a record of the dates on which certificates representing Shares were issued.

Section 5.3. Share Transfers. Upon compliance with any provisions restricting the transferability of Shares that may be set forth in the Declaration of Trust, these By-Laws, or any resolution or written agreement in respect thereof, transfers of Shares of the Trust shall be made only on the books of the Trust by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with an officer of the Trust, or with a transfer agent or a registrar and on surrender of any certificate or certificates for such Shares properly endorsed and the payment of all taxes thereon. Except as may be otherwise provided by law or these By-Laws, the person in whose name Shares stand on the books of the Trust shall be deemed the owner thereof for all purposes as regards the Trust; provided that whenever any transfer of Shares shall be made for collateral security, and not absolutely, such fact, if known to an officer of the Trust, shall be so expressed in the entry of transfer.

Section 5.4. Regulations. The Trustees may make such additional rules and regulations, not inconsistent with these By-Laws, as they may deem expedient concerning the issue, certification, transfer and registration of Shares of the Trust. They may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for Shares to bear the signature or signatures of any of them.

Section 5.5. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing Shares of the Trust shall immediately notify the Trust of any loss, destruction or mutilation of such certificate, and the Trust may issue a new certificate in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Trustees may, in their discretion, require such owner or his legal representatives to give to the Trust a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Trustees in their absolute discretion shall determine, to indemnify the Trust against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of a new certificate. Anything herein to the contrary notwithstanding, the Trustees, in their absolute discretion, may refuse to issue any such new certificate, except as otherwise required by law.

Section 5.6. Record Date; Certification of Beneficial Owner. (a) The Trustees may fix a date not more than ninety (90) days before the date of a meeting of Shareholders as the date for the determination of the holders of Shares entitled to notice of and entitled to vote at the meeting or any adjournment thereof.

(b) The Trustees may fix a date for determining Shareholders entitled to receive payment of any dividend or distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of Shares.

(c) In the absence of such fixed record date, (i) the date for determination of Shareholders entitled to notice of and entitled to vote at a meeting of Shareholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, and (ii) the date for determining Shareholders entitled to receive payment of any dividend or distribution or an allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of Shares shall be the close of business on the day on which the resolution of the Trustees is adopted.

(d) A resolution approved by the affirmative vote of a majority of the Trustees present may establish a procedure whereby a Shareholder may certify in writing to the Trust that all or a portion of the Shares registered in the name of the Shareholder are held for the account of one or more beneficial owners. Upon receipt by the Trust of the writing, the persons specified as beneficial owners, rather than the actual Shareholders, are deemed the Shareholders for the purposes specified in the writing.

ARTICLE VI

MISCELLANEOUS

Section 6.1. Fiscal Year. The fiscal year of the Trust shall be as fixed by the Trustees of the Trust.

Section 6.2. Notice and Waiver of Notice. (a) Any notice of a meeting required to be given under these By-Laws to Shareholders or Trustees, or both, may be waived by any such person (i) orally or in writing signed by such person before, at or after the meeting or (ii) by attendance at the meeting in person or, in the case of a Shareholder, by proxy.

(b) Except as otherwise specifically provided herein, all notices required by these By-Laws shall be printed or written, and shall be delivered either personally, by telecopy, telegraph or cable, or by mail or courier or delivery service, and, if mailed, shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the Shareholder or Trustee at his address as it appears on the records of the Trust.

Section 6.3 Action by Written Consent in Lieu of Meeting. (a) An action required or permitted to be taken at a meeting of the Shareholders may be taken without a meeting by written action signed by all of the Shareholders entitled to vote on that action. The written action is effective when it has been signed by all of those Shareholders, unless a different effective time is provided in the written action.

(b) An action which is required or permitted to be taken at a meeting of Trustees may be taken by written action signed by all of the Trustees and which also requires subsequent Shareholder approval may be taken by written action signed by all of the Trustees. An action which is required or permitted to be taken at a meeting of the Trustees or a Committee of the Trustees but which does not require Shareholder approval may be taken by written action signed by the number of Trustees that would be required to take the same action at a meeting of the Trustees or Committee, as the case may be, at which all Trustees were present. The written action is effective when signed by the required number of Trustees, unless a different effective time is provided in the written action. When written action is taken by less than all Trustees, all Trustees shall be notified immediately of this text and effective date.

Section 6.4 Reports to Shareholders. The books of account of the Trust shall be examined by an independent firm of public accountants at the close of each annual period of the Trust and at such other times, if any, as may be directed by the Trustees. A report to the Shareholders based upon such examination shall be mailed to each Shareholder of the Trust of record at his address as the same appears on the books of the Trust. Each such report shall show the assets and liabilities of the Trust as of the annual or other period covered by the report and the securities in which the funds of the Trust were then invested; such report shall also show the Trust’s income and expenses for the period from the end of the Trust’s preceding fiscal year to the close of the annual or other period covered by the report and any other information required by the 1940 Act, and shall set forth such other matters as the Trustees or such independent firm of public accountants shall determine.

Section 6.5 Approval of Firm of Independent Public Accountants. At any regular meeting of the Shareholders of the Trust there may be submitted, for ratification or rejection, the name of the firm of independent public accountants which has been selected for the fiscal year in which such meeting is held by a majority of those members of the Trustees who are not investment advisers of, or affiliated persons of an investment adviser of, or officers or employees of, the Trust, as such terms are defined in the 1940 Act.

Section 6.6 Custodian. All securities and cash of the Trust shall be held by a custodian meeting the requirements for a custodian contained in the 1940 Act and the rules and regulations thereunder and in any applicable state securities or blue sky laws. The Trust shall enter into a written contract with the custodian regarding the powers, duties and compensation of the custodian with respect to the cash and securities of the Trust held by the custodian. Said contract and all amendments thereto shall be approved by the Trustees of the Trust. The Trust shall upon the resignation or inability to serve of the custodian obtain a successor custodian and require that the cash and securities owned by the Trust be delivered to the successor custodian.

Section 6.7 Prohibited Transactions. No officer or Trustee of the Trust or of its investment adviser shall deal for or on behalf of the Trust with himself, as principal or agent, or with any corporation or partnership in which he has a financial interest. This prohibition shall not prevent: (a) officers or Trustees of the Trust from having a financial interest in the Trust, its principal underwriter or its investment adviser; (b) the purchase of securities for the portfolio of the Trust or the sale of securities owned by the Trust through a securities dealer, one or more of whose partners, officers or directors is an officer or Trustee of the Trust, provided such transactions are handled in the capacity of broker only and provided commission charged do not exceed customary brokerage charges for such service; (c) the purchase or sale of securities for the portfolio of the Trust pursuant to a rule under the 1940 Act or pursuant to an exemptive order of the Securities and Exchange Commission; or (d) the employment of legal counsel, registrar, transfer agent, dividend disbursing agent, or custodian having a partner, officer or director who is an officer or Trustee of the Trust, provided only customary fees are charged for services rendered to or for the benefit of the Trust.

Section 6.8 Bonds. The Trustees may require any officer, agent or employee of the Trust to give a bond to the Trust, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Trustee. The Trustees shall, in any event, require the Trust to provide and maintain a bond issued by a reputable fidelity insurance company, authorized to do business in the place where the bond is issued, against larceny and embezzlement, covering each officer and employee of the Trust, who may singly, or jointly with others, have access to securities or funds of the Trust, either directly or through authority to draw upon such funds or to direct generally the disposition of such securities, such bond or bonds to be in such reasonable form and amount as a majority of the Trustees who are not “interested persons” of the Trust as defined in the 1940 Act shall approve not less than once every twelve months, with due consideration to all relevant factors including, but not limited to, the value of the aggregate assets of the Trust to which any such officer or employee may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of the securities in the Trust’s portfolio, and as meet all requirements which the Securities and Exchange Commission may prescribe by order, rule or regulation.

ARTICLE VII

AMENDMENTS

Section 7.1. These By-Laws may be amended or repealed, or new By-Laws may be adopted, by a vote of a majority of the Trustees at any meeting thereof provided that notice of such meeting shall have been given if required by these By-Laws, which notice, if required, shall state that amendment or repeal of the By-Laws or adoption of new By-Laws, is one of the purposes of such meeting, or by action of the Trustees by written consent in lieu of a meeting.

Exhibit A

NUVEEN NON-LEVERAGED CLOSED-END MUNICIPAL FUNDS

(Organized as Massachusetts Business Trusts)

Nuveen Select Maturities Municipal Fund

Nuveen Select Tax-Free Income Portfolio

Nuveen Select Tax-Free Income Portfolio 2

Nuveen California Select Tax-Free Income Portfolio

Nuveen New York Select Tax-Free Income Portfolio

Nuveen Select Tax-Free Income Portfolio 3

DATE ESTABLISHED:
Nuveen Municipal Value Fund 2	11-19-2008
Nuveen California Municipal Value Fund 2	1-26-2009
Nuveen New York Municipal Value Fund 2	1-26-2009
Nuveen New Jersey Municipal Value Fund	1-26-2009
Nuveen Pennsylvania Municipal Value Fund	1-26-2009
Nuveen Connecticut Municipal Value Fund	4-2-2009
Nuveen Maryland Municipal Value Fund	4-2-2009
Nuveen Massachusetts Municipal Value Fund	4-2-2009
Nuveen North Carolina Municipal Value Fund	4-2-2009
Nuveen Ohio Municipal Value Fund	4-2-2009
Nuveen Virginia Municipal Value Fund	4-2-2009